Exhibit 10.8

JANUS HENDERSON GROUP PLC

AMENDED AND RESTATED 2013 MANAGEMENT INCENTIVE COMPENSATION PLAN

I. HISTORY; PURPOSE

The name of the plan is the Janus Henderson Group plc Amended and Restated 2013 Management Incentive Compensation Plan (as may be amended from time to time, the “Plan”).  Janus Capital Group Inc. (“JCG”) established the Plan, and the stockholders of JCG approved the Plan, effective as of January 1, 2013. The Plan is designed to provide a significant and variable economic opportunity to selected officers and employees of Janus Henderson Group plc and its subsidiaries.  The awards under the Plan are intended to qualify under Section 162(m)(4)(C) of the Code (as defined below) as excluded from the term “applicable employee remuneration”.

On October 3, 2016, JCG entered into an Agreement and Plan of Merger (the “Merger Agreement”) by among JCG, Henderson Group plc (the “Company” or “Henderson”) and Horizon Orbit Corp., pursuant to which, among other things, as of the Effective Time (as defined in the Merger Agreement), Horizon Orbit Corp. will merge with and into JCG, with JCG being the surviving corporation and a wholly-owned subsidiary of Henderson (the “Merger”).

Pursuant to the Merger Agreement, as of the Effective Time, (i) Henderson shall change its name to “Janus Henderson Group plc” and shall list its ordinary shares on the New York Stock Exchange, (ii) each Share-Based Award granted under the Plan that is issued and outstanding immediately prior to the Effective Time shall be converted into a Share-Based Award covering or relating to a number of Shares, giving effect to the Exchange Ratio (as defined in the Merger Agreement), and with respect to any Share-Based aware that is an option, with an option price giving effect to the Exchange Ratio, and shall otherwise continue to remain outstanding and subject to the same terms and conditions as in effect immediately prior to the Effective Time, (iii) each Cash-Based Award granted under the Plan that is outstanding immediately prior to the Effective Time shall continue to remain outstanding and subject to the same terms and conditions as in effect immediately prior to the Effective Time, and (iv) Henderson shall assume the Awards, and has elected to assume sponsorship of the Plan (and the Equity Plans (as defined below), to be amended and restated as set forth herein, effective as of the Effective Time and contingent on the consummation of the Merger.

The Plan is hereby amended and restated in its entirety, as set forth herein, effective as of May [•], 2017 (the “Effective Date”), provided, however, the Plan as amended and restated herein is contingent on the consummation of the Merger, and shall automatically terminate and be of no force and effect (with the Plan as in effect as of immediately prior to the Effective Time remaining in full force and effect) upon the termination of the Merger Agreement.

II. DEFINITIONS

(a)           “Award” shall mean a Cash-Based Award or a Share-Based Award granted by the Committee pursuant to the Plan and contingent upon the attainment of Performance Goals with respect to a Measurement Period.

(b)           “Board” shall mean the Board of Directors of the Company.

(c)           “Cash-Based Award” shall mean an Award expressed as a dollar amount or otherwise as determined by the Committee (including, without limitation, a mutual fund share award).

(d)           “Cause” means (i) “Cause” as defined in any Individual Agreement to which the Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define “cause”, termination of the Participant’s employment by the Company or any of its subsidiaries or affiliates because of (A) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or its representative, which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant’s duties; or (B) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or (C) conviction of a felony (other than a traffic related felony) or guilty or nolo contendere plea by the Participant with respect thereto.  The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(e)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

(f)            “Committee” shall have the meaning set forth in Article III hereof.

(g)           “Company” shall have the meaning set forth in Article I hereof, and shall include its permitted successors and assigns.

(h)           “Determination Date” shall mean the date following the conclusion of a particular Measurement Period on which the Committee certifies whether and to what extent the applicable Performance Goals have been satisfied and determines and approves the amount of a Participant’s Award under the Plan.

(i)            “Disinterested Director” shall mean a director who qualifies as an “outside director” for purposes of Section 162(m) of the Code.

(j)            “Equity Plans” shall mean the Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan, Janus Henderson Group plc Second Amended and Restated 2012 Employee Inducement Award Plan, and any other similar then-effective equity plans.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

(l)            “Fair Market Value” shall have the meaning assigned to such term in the anus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan or similar then-effective equity plan.

(m)          “Individual Agreement” shall mean a written employment, change in control, consulting or similar agreement between a Participant and the Company or one of its subsidiaries that is in full force and effect as of a relevant date.

(n)           “Measurement Period” shall have the meaning set forth in Article V hereof.

(o)           “Participant” shall mean an employee of the Company or any of its subsidiaries who is designated by the Committee and who is or is expected to be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company is expected to be entitled to a federal income tax deduction with respect to the Award payable hereunder and any other key employee who may be designated by the Committee as a Participant from time to time.

(p)           “Payment Date” shall mean the date or dates on or following the Determination Date on which all or a portion of a Participant’s Award is paid or settled, as selected by the Committee.

(q)           “Performance Goals” shall have the meaning set forth in Article V hereof.

(r)            “Share-Based Award” shall mean an Award of or based on Shares pursuant to this Plan.  Any Shares issued pursuant to any Share-Based Award shall be granted under and subject to the terms and conditions of the Company’s Equity Plans.

(s)           “Shares” shall mean shares of Company ordinary shares, par value $1.50 per share.

III. ADMINISTRATION

The Plan shall be administered by the Board, or a committee appointed by the Board to administer the Plan (the “Plan Committee”). To the extent the Board considers it desirable to comply with or qualify under Rule 16b-3 of the Exchange Act or meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, the Plan Committee shall consist of two or more persons each of whom is a Disinterested Director and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 of the Exchange Act and the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code as then in effect.

The Board or the Committee may appoint and delegate to another committee consisting of one or more persons (“Management Committee”) any or all of the authority of the Board or the Plan Committee, as applicable, with respect to Awards, provided, however, that such delegation (i) shall not be made to any Participant who is a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised, and (ii) shall not include any authority, which if exercised by the Management Committee rather than by the Plan Committee, would cause the Participant’s Award to fail to meet the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code. Any references herein to “Committee” are references to the Board, or the Plan Committee or the Management Committee, as applicable.

The Plan is intended to be administered so as to qualify incentive pay as “performance based compensation” under Section 162(m) of the Code.  The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to the extent permitted by 162(m) of the Code, to make adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting any Company or the financial statements of any Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

With respect to Share-Based Awards, in the event any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of Shares or other property (including cash) that may thereafter be issued in connection with Share-Based Awards or the number of Shares that may be issued pursuant to Section V(f), (ii) the number and kind of Shares issued or issuable in respect of outstanding Share-Based Awards, (iii) the exercise price, grant price or purchase price relating to any Share-Based Award, and (iv) any individual limitations or Plan limitations applicable to Share-Based Awards; provided that, no such adjustment shall cause any Share-Based Award which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

IV. ELIGIBILITY

The Committee shall, in its sole discretion, determine for each Measurement Period those officers and other key employees of the Company and its subsidiaries who shall be Participants in the Plan for such Measurement Period.  Nothing contained in the Plan shall be construed as or be evidence of any contract of employment with any Participant for a term of any length, nor shall participation in the Plan by any Participant during any Measurement Period entitle such Participant to continued participation in the Plan during any subsequent Measurement Period.

V. DETERMINATION OF AWARDS

(a)           Establishment of Performance Goals.  Not later than 90 days after the commencement of each Measurement Period (but in no case after 25 percent of the Measurement Period has elapsed), the Committee shall specify in writing, by resolution of the Committee or other appropriate action, with respect to a Measurement Period, the Performance Goals applicable to each Award. Performance Goals may include a threshold level of performance below which no payment or settlement shall be made, levels of performance at which specified percentages of the Award shall be paid or settled and a maximum level of performance above which no additional payment or settlement shall be made; provided, however, the Committee shall have the authority to make appropriate adjustments in the achievement of Performance Goals under an Award to reflect the impact of extraordinary items not reflected in such goals.  Unless otherwise provided by the Committee (or its designee) in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Goals with respect to such Measurement Period are attained.

(b)           Measurement Period.  The “Measurement Period” shall be the fiscal year of the Company, unless another period is selected and established in writing by the Committee at the time the Performance Goals are established with respect to a particular Award or a particular Participant.

(c)           Performance Goals.  The “Performance Goals” established by the Committee shall be based on one or more of the following criteria, in no particular order: stock price, market share, sales (gross or net, including flows into Company products), asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, net income, earnings, earnings before interest, taxes, depreciation and amortization, marketing-spending efficiency, return on operating assets, return on assets, core non-interest income, fund performance, pre-tax margin (including operating margin), pre-tax income, improvements in productivity, objective operating goals, and/or levels of cost savings. Performance Goals may be established in respect of the Company or any of its subsidiaries, affiliates, business units or divisions and/or the Company’s or any of its subsidiaries, affiliates, business units or divisions worldwide, regional or country specific operations (or any combination of the foregoing).  Performance Goals shall specify whether they are to be measured relative to budgeted or other internal goals, operations, performance or results of the Company and/or any of its subsidiaries, affiliates, business units or divisions, or relative to the performance of one or more peer groups of the Company and/or any of its subsidiaries, affiliates, business units or divisions, with the composition of any such peer groups to be determined by the Committee at the time the Performance Goal is established. Performance Goals may be stated in the alternative or in combination.  To the extent permitted under Section 162(m) of the Code, the Committee shall make appropriate adjustments to the relevant Performance Goals to reflect the impact of extraordinary items not reflected in such goals, including but not limited to: profits or losses attributable to acquisitions or dispositions of stock or assets, changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company, items of gain, loss or expense related to restructuring charges, items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or discontinued operations, the impact of capital expenditures, the impact of share repurchases and other changes in the number of outstanding shares, fees and expenses associated with a business transaction such as investment banking fees and/or legal, accounting or tax planning fees, and such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder.

(d)           Determination of Award.  Cash-Based Awards, if any, shall consist of a dollar amount determined by the Committee based upon the degree of attainment of the Performance Goal(s) during the relevant Measurement Period, as established in accordance with the following paragraph. Share-Based Awards, if any, shall consist of the number, or Fair Market Value, of Shares determined by the Committee based upon the degree of attainment of the Performance Goal(s) during the relevant Measurement Period.

Performance Goal(s) and the relevant Measurement Period shall be established by the Committee for a Participant, and subject to written certification by the Committee that the Performance Goals have been satisfied to a particular extent and any other material terms and conditions for the earning and payment or settlement of the Award have been satisfied and the Committee’s right, in its sole discretion, to reduce the Award amount as so determined (under which circumstances the Participant shall have no right to receive the amount of such reduction even if the Performance Goals are met).  Notwithstanding the foregoing sentence, the Committee may not alter the terms or conditions of any Award set forth in any Individual Agreement, provided that such terms and conditions have been approved by the Committee and are otherwise consistent with the provisions of Section 162(m) of the Code and the terms of the Plan. In no event shall an Award be paid or settled unless and until the Plan has been approved by the Company’s stockholders.  In addition, the exercise of negative discretion with respect to one Participant is not permitted to result in an increase in the amount payable to or receivable by another Participant.  If the amount payable to or receivable by each Participant is stated in terms of a percentage of the pool, the portion of the pool allocated to each Participant shall be established by the Committee within the period prescribed in subsection (a) above and the sum of these individual percentages of the pool is not permitted to exceed 100 percent of the designated pool.

(e)           Payment or Settlement of an Award. On the Determination Date of an Award under the Plan, the Committee shall establish the Payment Date (which shall in no event be later than March 15 of the year following the year in which the relevant Measurement Period ends) for all or a portion of such Award. Award under the Plan shall be payable in cash, stock or in such other form as determined by the Committee.  The Committee may at its option establish procedures pursuant to which Participants are permitted to defer the receipt of Awards payable hereunder or to elect to accept payment for some or all of such Participant’s Award in a different form (including cash or equity award, including restricted shares) provided that such procedures conform to the requirements of Section 409A of the Code.

(f)            Maximum Award Payable.  The maximum Cash-Based Award payable to a Participant under the Plan for any 12 month Measurement Period shall be $25,000,000. The maximum Share-Based Award granted to a participant under the Plan shall be that number of Shares which has a Fair Market Value of $25,000,000 on the date that such Share-Based Award is granted to the Participant, subject to the terms of the Equity Plans.  In no event shall the sum of the Cash-Based Awards and the Fair Market Value of the Share-Based Awards granted to any Participant in any calendar year exceed $25,000,000 in the aggregate.

VI. TERMINATION OF EMPLOYMENT

A Participant shall not be entitled to receive an Award hereunder for a particular Measurement Period unless he or she is employed by the Company or a subsidiary thereof as of the last day of the Measurement Period.  A Participant who remains employed through the last day of the Measurement Period but whose employment is terminated by the Company and its subsidiaries prior to the Payment Date shall be entitled to receive an Award with respect to such Measurement Period as determined by the Committee in its sole discretion in accordance with the terms of the Plan; provided, that in no event shall a Participant whose employment is terminated by the Company or a subsidiary thereof for Cause be eligible to receive an Award under the Plan; and provided further, that in no event shall a Participant whose employment is terminated by the Company or a subsidiary thereof prior to the Payment Date be eligible to receive an Award under the Plan unless the Performance Goals for the relevant Measurement Period are achieved.

VII. AMENDMENT AND TERMINATION

The Committee shall have the right to amend, modify, suspend or terminate the Plan from time to time; provided, that no such amendment, modification, suspension or termination shall, without prior approval of the Company’s stockholders, alter the business criteria on which the Performance Goals are based, increase the amount set forth in Section (f) of Article V or materially modify the requirements regarding eligibility for participation in the Plan; provided further that no such amendment, modification or termination shall, without the consent of the Participant affected,  adversely affect in any material way any Award that has been certified and approved by the Committee (i) prior to the effective date of such amendment, modification, suspension or termination or (ii) prior to the Effective Time.

VIII. MISCELLANEOUS

Award payments or settlements shall be made from the general assets of the Company and no special or separate fund shall be established or other segregation of assets made to assure payment or settlement. Awards paid or settled under the Plan shall be subject to all applicable employment and income tax withholding.  No Participant or other person shall have under any circumstances any interest in any particular property or assets of the Company or its subsidiaries.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

As of the Effective Date and for a certain period of time thereafter, the Company will qualify as a “foreign private issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended, and Rule 3b-4 of the Exchange Act), which permits the Company to operate the Plan and the Equity Plans, and to grant Awards and issue Shares under the Plan and the Equity Plans, under different laws, rules or regulations than those that may be expressly referenced herein, including, without limitation, Section 162(m) of the Code. Notwithstanding any provision of the Plan or an Award to the contrary, the Plan shall only be required to be administered in compliance with applicable laws, rules and regulations.  However, the Committee, if it deems it necessary or advisable, may decide in its discretion to administer the Plan in compliance with such laws, rules and regulations as may become applicable upon the Company ceasing to qualify as a foreign private issuer.